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                                                                   EXHIBIT 10.22


                              CRAIG CORPORATION

                            STOCK OPTION AGREEMENT


     THIS AGREEMENT is made and entered into as of this 12th day of June, 1995, by and between CRAIG CORPORATION, a Delaware corporation (the "Company"), and JAMES J. COTTER ("Mr. Cotter").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Mr. Cotter is entering into Amendment No. 1 to a Consulting Agreement with the Company originally dated as of October 1, 1994, which Amendment is being entered into in part in consideration of the granting of the option described herein; and

     WHEREAS, as additional consideration for the granting of the option described herein, which is vested subject to divestiture, Mr. Cotter is cancelling his existing fully vested option to purchase 175,000 shares of the Company's Class A Common Preference Stock at $10.50 per share.

     NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom and from the Consulting Agreement, the parties hereto agree as follows:

     1.  Grant of Option.  The Company grants to Mr. Cotter the right and
         ---------------
option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 300,000 shares (the "Shares") of the common stock (the "Common Stock") of the Company at the price of $11.75 per Share (the "Option"), exercisable from time to time subject to the provisions of this Agreement prior to the close of business on June 11, 2005 (the "Expiration Date"). The Option granted hereby is intended to be a nonqualified stock option.

     2.  Exercisability of Option.  Except as otherwise provided in this
         ------------------------
Agreement, and subject to the provisions of Section 5 below, this Option shall be fully vested upon the date hereof and may be exercised from time to time as to all or any portion of the Shares.

     3.  Method of Exercise of Option and Payment of Purchase Price.  This
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Option shall be exercisable by the delivery to the Secretary of the Company of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment of the purchase price in full (i) in cash, or
(ii) by check made payable to the order of the Company. In addition, Mr. Cotter shall furnish any written statements required pursuant to Section 11 below. Fractional Share interests shall be cashed out at that price equal to the fair market value of a single share multiplied by the fraction

                                       1.
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representing the fractional Share which, but for this sentence, would otherwise have been issuable.

     4.  Continuance of Consulting Agreement.  Nothing contained in this
         -----------------------------------
Agreement shall confer upon Mr. Cotter any right with respect to the continuation of his status as a consultant by the Company or interfere in any way with the rights of the Company under the Consulting Agreement, as amended.

     5.  Termination of the Consulting Agreement.  In the event that the
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Consulting Agreement, as amended, is terminated for any reason other than (a)
the death of Mr. Cotter, (b) in the case of termination by Mr. Cotter, for any reason other than Company Breach as defined in Section 1(c) of the Consulting Agreement, as amended, or (c) in the case of termination by the Company, for any reason other than cause, as defined therein (the foregoing hereinafter collectively referred to as a "Termination"), on or before September 30, 1996, the Option shall lose its vested status as to 125,000 of the Shares subject thereto, and the Option shall be reduced to an option to purchase 175,000 shares of Common Stock, and the Option as to the 175,000 Shares may still be exercised in whole or in part on any one or more occasions on or prior to the Expiration Date. In the event that a Termination occurs after September 30, 1996 and before October 1, 1997, the Option shall lose its vested status as to 62,500 of the Shares subject thereto, and the Option shall be reduced to an option to purchase 237,500 shares of Common Stock, and the Option as to the 237,500 Shares may still be exercised in whole or in part on any one or more occasions on or prior to the Expiration Date.

     6.  Company Repurchase Option.  If Mr. Cotter exercises the Option in
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whole or in part prior to October 1, 1997, and there is a Termination prior to
October 1, 1977, the Company shall have an option (the "Repurchase Option"), exercisable within thirty (30) days of the Termination, to repurchase at the exercise price, plus simple interest at the rate of eight (8%) percent per annum, any Shares purchased by Mr. Cotter which would have otherwise been subject to divestiture under Section 5 hereof if such Option had not been exercised.

     Notwithstanding any other provision of this Stock Option Agreement, Mr. Cotter shall not transfer, other than to a Permitted Transferee (as defined in Section 7 hereof), any Shares subject to the Repurchase Option described in this
Section 6, and all such Shares shall bear a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE (1) ARE SUBJECT TO A CERTAIN STOCK OPTION AGREEMENT, DATED JUNE 12, 1995, BY AND BETWEEN CRAIG CORPORATION AND JAMES J. COTTER, (2) ARE SUBJECT TO A REPURCHASE OPTION HELD BY CRAIG CORPORATION, AS SET FORTH IN SECTION 6 OF SAID

                                       2.
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     STOCK OPTION AGREEMENT, AND (3) MAY NOT BE TRANSFERRED OTHERWISE THAN IN
     ACCORDANCE WITH THE PROVISIONS OF SAID STOCK OPTION AGREEMENT.

     7.   Non-Assignability of Option.  During Mr. Cotter's lifetime, the Option
          ---------------------------
and any other rights hereunder may be exercised only by Mr. Cotter or by a Permitted Transferee. The term "Permitted Transferee" shall mean any trust for the benefit of Mr. Cotter and/or any one or more of his children or other heirs and/or any foundation, trust or not-for-profit corporation established by Mr. Cotter for charitable purposes. In the event of the death of Mr. Cotter, the Option in addition may be exercised in whole or in part by the person or persons (including individuals and trusts, corporations, partnerships and other entities) to whom Mr. Cotter's rights under this Option shall pass by will or by the applicable laws of descent at any time on or prior to the Expiration Date. The Option and such rights shall not be offered, sold, transferred, assigned, pledged, hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise) except by will or the laws of descent and distribution or to a Permitted Transferee, and shall not be subject to execution, attachment or similar process. In the event of the death of Mr. Cotter or a Permitted Transfer, each recipient of all or any portion of this Option, and/or each Permitted Transferee, will have and succeed to the rights and obligations of Mr. Cotter under the Option (provided that no such person will have any obligation to perform under the Consulting Agreement). No sale, transfer, assignment, pledge, hypothecation or other disposition of all or any portion of the Option by Mr. Cotter to a Permitted Transferee or by a Permitted Transferee to another Permitted Transferee shall be effective unless and until the Company shall have received an agreement in writing executed by the Permitted Transferee agreeing to be bound by all the terms and conditions of this Agreement, including, without limitation, Section 5 above.

     8.   Adjustment and Other Rights.  If the outstanding shares of Common
          ---------------------------
Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through reorganization, merger, combination, recapitalization, re-classification, stock/split, reverse stock split, stock dividend, stock consolidation or otherwise, or a dividend or other distribution is made with respect to the Common Stock either in Common Stock or Class A Common Preference Stock or any other security of which the Company or any affiliate of the Company is the issuer, or otherwise, an appropriate and proportionate adjustment shall be made in the unexercised portion of the Option or portions thereof so that Mr. Cotter shall be entitled to receive the number and kind of securities which he would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Option been exercised immediately prior to the happening of such event or any record date with respect thereto. Any such

                                       3.
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adjustment, however, shall be made without change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share.

     In the event of an extraordinary dividend of cash or other property (other than securities), the Board of Directors will consider the extent to which it would be equitable under the circumstances to reduce the option exercise price to reflect the extraordinary nature of such dividend. If the Board determines that such an adjustment would be equitable under the circumstances, an appropriate reduction in the exercise price will be made, the amount of such adjustment to be in the discretion of the Board.

     If the Company proposes to dissolve, or to liquidate or proposes in one or more transactions to combine, merge or consolidate with or into any other corporation, or to sell, all or substantially all of its assets whether for cash, securities, notes or any other property or consideration, the Option shall be adjusted effective as of the Closing of such transaction so as to apply to the cash, securities, notes or other property or consideration to which a holder of the number of shares of Common Stock subject to the unexercised portion of the Option would have been entitled by reason of such transaction. In the event the consideration to be received by holders of Common Stock in any such transaction is other than exclusively cash and/or publicly traded common stock listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ-NMS and having voting rights no less than those granted to any other class or series of the voting securities of such surviving corporation, and in the further event that, upon consummation, the holders of Common Stock hold a minority of the outstanding voting equity of the surviving entity, then the Option will be deemed fully vested, and not subject to the divestiture or repurchase provisions of Section 5 above, and may be exercised at the option of Mr. Cotter without the payment of any exercise price, by the netting of the exercise price against the cash, securities, notes or other property or consideration to be received in connection with or as a result of such transaction.

     The Company and Mr. Cotter will meet and confer in good faith to determine any appropriate adjustments which may be required in order to carry out the intent of the immediately preceding paragraphs; provided, however, that if the parties are unable to agree as to such adjustments within a period of five (5) days or such longer period as they may mutually agree, the matter shall be resolved by binding arbitration conducted in Los Angeles, California under the rules of the American Arbitration Association (the "AAA"). The arbitrators will be chosen from one or more panels proposed by the AAA as follows: the Company and Mr. Cotter will each select one arbitrator and those two arbitrators will then select a third arbitrator from the panel. The parties shall use their good faith efforts to resolve such arbitration within a period of

                                       4.
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forty-five (45) days following selection of the arbitration panel.  All costs of arbitration will be paid for by the Company, unless the arbitration panel determines that the last adjustment proposed by the Company was the correct adjustment, in which case the cost of arbitration will be borne by Mr. Cotter. Until such determination is made, all such costs will be advanced by the Company. The determination of the arbitrators will be final and non-appealable, but may be enforced in any court of competent jurisdiction. If the arbitration results in a delay in the receipt by Mr. Cotter of any cash, securities, notes, property or other consideration due to exercise of all or any portion of this Option prior to the completion of such arbitration, the arbitrator will also award to Mr. Cotter, in the event he is the prevailing party, such amount in cash as will fairly compensate Mr. Cotter for such delay.

     9.   Limitation of Mr. Cotter's Rights.  In no event shall Mr. Cotter have
          ---------------------------------
any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable upon exercise of this Option unless and until such Option shall have been exercised by Mr. Cotter.

     10.  Effect of Agreement.  This Agreement shall be assumed by, binding upon
          -------------------
and inure to the benefit of any successor corporation to the Company.

     11.  Representations of Mr. Cotter.  Mr. Cotter represents, agrees and
          -----------------------------
certificates that:

          a. If Mr. Cotter exercises the Option in whole or in part at a time when there is not in effect under the Securities Act of 1933, as amended (the "Act"), a registration statement relating to the Shares issuable upon exercise hereof and available for delivery to him a prospectus meeting the requirements of Section 10(a)(3) of the Act, Mr. Cotter will acquire the Shares issuable upon such exercise for the purposes of investment and not with a view to their resale or distribution and, upon each exercise of this Option, Mr. Cotter will furnish to the Company a written statement to such effect, reasonably satisfactory in form and substance to the Company and its counsel;

          b. If and when Mr. Cotter proposes to offer to sell Shares which are issued to Mr. Cotter upon exercise of this Option at a time when there is not in effect under the Act a registration statement relating to the resale of such Shares and available for delivery a prospectus meeting the requirements of
Section 10(a)(3) of the Act, Mr. Cotter will notify the Company prior to any such offering or sale and will not offer or sell such Shares without first delivering to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such offering and sale should not constitute a violation of such laws for which the Company would be liable; and

                                       5.
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          c.  No Shares may be acquired hereunder pursuant to exercise of the
Option granted hereby unless and until any then applicable requirements of the Securities and Exchange Commission, the California Department of Corporations, other regulatory agencies, including any other state securities law commissioners, having jurisdiction over the Company or such issuance, and any exchanges upon which Common Stock of the Company may be listed shall have been fully satisfied. The Company undertakes, at its own cost, to promptly satisfy all such then applicable requirements and to promptly reimburse Mr. Cotter for any costs which he may incur (including, without limitation, reasonable attorneys fees and expenses) in satisfying all such then applicable requirements.

     Mr. Cotter understands that the certificate or certificates representing any Shares acquired upon the exercise, in whole or in part, of the Option may bear a legend referring to the foregoing matters and any limitations under the Act and state securities laws with respect to the transfer of such Shares, and the Company may impose stop transfer instructions to implement such limitations, if applicable.

     12.  Notices.  Any notice to be given under the terms of this Agreement
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shall be in writing and addressed to the Secretary of the Company at its principal office and to Mr. Cotter at the address given beneath Mr. Cotter's signature hereto, or at such other address as either party or any Permitted Transferee, if any, may hereinafter designate in writing to the other.

     13.  Laws Applicable to Construction.  The interpretation, performance and
          -------------------------------
enforcement of this Agreement and all rights and obligations of the parties hereunder shall be governed by the laws of the State of California.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and Mr. Cotter has hereunto set his hand.


                              CRAIG CORPORATION


                              By:     /s/ Craig Tompkins
                                 ----------------------------
                                 S. Craig Tompkins, President


                                      /s/ James J. Cotter
                              ___________________________________
                              JAMES J. COTTER
                              116 N. Robertson Blvd.
                              Los Angeles, California 90048

                                       6.